EXHIBIT 4.15

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.

                                     FORM OF

                        EVCI CAREER COLLEGES INCORPORATED

                          COMMON STOCK PURCHASE WARRANT

No. TM-


          EVCI CAREER COLLEGES INCORPORATED, a Delaware corporation (the "COMPANY"), for value received, hereby certifies that ___________________, or registered assigns (the "HOLDER"), is entitled to purchase from the Company, at the Purchase Price, ________________ shares of its duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Company ("COMMON STOCK"), at any time or from time to time prior to 5:00 P.M., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments set forth below.

          This is the Common Stock Purchase Warrant (the "WARRANT", such term to include any such warrants issued in substitution therefor) originally issued pursuant to the terms of the Subscription and Registration Rights Agreement, with an Acceptance Date of August 1, 2003, between the Company and the Person to whom this Warrant was initially issued (the "AGREEMENT"). This Warrant is entitled to the benefits of the Agreement and is also subject to the obligations imposed by the Agreement, including those benefits and obligations relating to registration rights.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Agreement.

          1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

          "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days. In any circumstance where a date of determination under this Warrant falls on a date that is not a Business Day, it shall be deemed to be the next Business Day.

          "COMMON STOCK" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          "COMPANY" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 4.

          "CURRENT MARKET PRICE" means the 10-day average closing bid prices as reported on Nasdaq for a period of 10 consecutive Trading Days; provided, however, if the Common Stock is not listed or admitted to trading on Nasdaq, as reported on the principal national security exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading, or if not, quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be; or, if not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Fair Value on such date.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "EXPIRATION DATE" shall mean the earlier of (i) August 1, 2008, and
(ii) ten business days after notice is given to the Holder by EVCI at any time after August 1, 2006, and not more than ten business days after the Current Market Price is $5.00 per share.

          "PERSON" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

          "PURCHASE PRICE" shall mean $2.12, subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "WARRANT SHARES" shall mean the number of shares of Common Stock that can be purchased upon exercise of this Warrant.

          2. EXERCISE OF WARRANT.

          2.1. MANNER OF EXERCISE; PAYMENT OF THE PURCHASE PRICE.

          (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

          (b) Payment of the Purchase Price shall be made in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company.

          2.2. WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof for all purposes.

          2.3. DELIVERY OF STOCK CERTIFICATES, ETC.; CHARGES, TAXES AND
EXPENSES.

          (a) As soon as practicable after each exercise of this Warrant, in whole or in part, the Company shall cause to be issued in such denominations as may be requested by the Holder in the Election to Purchase Shares, in the name of and delivered to the Holder or, subject to applicable securities laws, as the Holder may direct.

               (i) a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, a Company check pursuant to Section 7.4, and

               (ii) in case such exercise is for less than all of the Warrant Shares a new Warrant or Warrants of like tenor, covering the balance of the Warrant Shares.

          (b) Issuance of Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company; provided, however, the Holder shall pay any applicable transfer or similar tax resulting from the issuance of Warrant Shares to any Person other than the Holder.

          3. ADJUSTMENTS.

          3.1. STOCK DIVIDENDS, SPLITS. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on the outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3. The number of Warrant Shares that the Holder shall thereafter, be entitled to receive on the exercise hereof as provided in Section 2, shall be increased to a number determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 3) be issuable on such exercise by a fraction of which the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3) be in effect, and the denominator is the Purchase Price in effect on the date of such exercise.

          3.2. DE MINIMIS ADJUSTMENTS. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 3 would be less than $.01, such amount shall be carried forward and the adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount shall aggregate a change in the Purchase Price of at least $.01 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

          4. CONSOLIDATION, MERGER, ETC.

          4.1. ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company after the date hereof shall (a) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person in one or more related transactions, or (d) effect a capital reorganization or reclassification of the Common Stock then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Warrant Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 3.

          4.2. ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in this Warrants, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, the obligations of the Company under this Warrant (and, if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant).

          5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment pursuant to Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment (including but not limited to the Purchase Price and number of Warrant Shares purchasable hereunder after giving effect to such adjustment or readjustment) and showing in reasonable detail the method of calculation thereof. Such certificate shall constitute an amendment to this Warrant and shall be delivered to the Holder in the manner provided in Section
8. Upon request of the Holder, the Company shall issue a new Warrant that reflects the terms of any such adjustment or readjustment reflected in any such certificate issued hereunder.

          Regardless of any adjustment or readjustment in the Purchase Price or the number of Warrant Shares or other securities actually purchasable under the Warrant (or the issuance of any certificate with respect thereto pursuant to this Section 5), any Warrant may continue to express the Purchase Price and the number of Warrant Shares purchasable under the Warrant as the price and number of shares were expressed on the Warrant when initially issued, subject to the Holder's rights hereunder to exchange the Warrant for a new Warrant that reflects the terms of any such adjustment or readjustment.

          6. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, 100% of the number of Warrant Shares from time to time issuable upon exercise of all Warrants at the time outstanding. All Warrant Shares issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges, except for the payment of applicable transfer or similar taxes by the Holder upon issuance to a Person other than the Holder. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised portion of this Warrant.

          7. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

          7.1. WARRANT REGISTER; OWNERSHIP OF WARRANTS. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "WARRANT REGISTER") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a warrant agent or the Company's Transfer Agent. The Company shall be entitled to treat the registered Holder of any Warrant on the

Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

          7.2. TRANSFER OF WARRANTS AND COMPLIANCE WITH SECURITIES LAWS.

          (a) Neither this Warrant nor any interest therein may be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the Holder and the transferee or assignee thereof. Subject to such compliance, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment, attached hereto as Exhibit B, at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were so transferred.

          (b) The Holder, by acceptance of this Warrant, acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act and represents and warrants to the Company that this Warrant is being acquired for investment and not for distribution or resale, solely for Holder's own account and not as a nominee for any other person, and that Holder will not offer, sell, pledge or otherwise transfer this Warrant or any Warrant Shares except (i) in compliance with the requirements for an available exemption from the Securities Act and any applicable state securities laws, or (ii) pursuant to an effective registration statement or qualification under the Securities Act and any applicable state securities laws.

          7.3. REPLACEMENT OF WARRANTS. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

          7.4. FRACTIONAL SHARES. Notwithstanding any adjustment pursuant to
Section 3, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder of an amount in cash equal to such fraction multiplied by the closing bid price on the principal trading market of a share of Common Stock on the date of exercise of this Warrant.

          7.5. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

          8. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, receipt confirmed; (iii) three days after being sent by U.S. certified mail, return receipt requested; or (iv) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

                   EVCI Career Colleges Incorporated
                   35 East Grassy Sprain Road
                   Suite 200
                   Yonkers, New York 10710
                   Telephone:  (914) 787-3500
                   Facsimile:  (914)  395-3498
                   Attention:  Chief Financial Officer

          If to the Holder, to its address and facsimile number on the signature page of the Agreement.

          Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the exercise of this Warrant shall be effective in the manner provided in Section 2.

          9. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

          10. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender;
(b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

          11. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

          12. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any court located in Westchester County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or its subject matter may not be enforced in or by such court.

          IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be issued as of the 1st day of August, 2003.


                                       EVCI CAREER COLLEGES INCORPORATED


                                       By: /s/Dr. Arol I. Buntzman
                                          ------------------------------
                                          Name:  Dr. Arol I. Buntzman
                                          Title: Chairman

                                                                    EXHIBIT A to
                                                   COMMON STOCK PURCHASE WARRANT


                        EVCI CAREER COLLEGES INCORPORATED

                           ELECTION TO PURCHASE SHARES

          The undersigned hereby irrevocably elects to purchase _______ shares of Common Stock, par value $.0001 per share ("Common Stock"), of EVCI CAREER COLLEGES INCORPORATED ("EVCI") by exercising the Common Stock Purchase Warrant (the "Warrant") dated _______________ and issued to the undersigned, and hereby makes payment of $___________ therefor. The undersigned hereby requests that the certificate(s) for such shares and payment for fractional shares be issued and made as follows:

ISSUE/PAY TO*:
              ------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

          If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO*:
          ----------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

          In order to induce EVCI to give instructions to its transfer agent to issue the shares of Common Stock being purchased upon exercise of the Warrant, the undersigned hereby represents and warrants that undersigned is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended.

                            [SIGNATURE PAGE FOLLOWS]

---------------------
          * If other than the Holder specified on the Common Stock Purchase Warrant delivered with this Election to Purchase Shares, the transfer is subject to compliance with applicable securities laws and the payment by the Holder of any applicable transfer or similar taxes.

                                      A-1
INDIVIDUAL(S):



----------------------------------   -------------------------------------------
Signature (exactly as name appears   Signature of spouse, joint tenant, tenant
on stock certificate(s) tendered)    in common, or other required signature


----------------------------------   -------------------------------------------
Print or type name                   Print or type name

ENTITY:



----------------------------------
Print or type name of entity
(exactly as name appears on
stock certificate(s) tendered)


By:
   -------------------------------
Name:
Title:

(UNLESS WAIVED BY EVCI, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION THAT IS A MEMBER OF A RECOGNIZED MEDALLION SIGNATURE GUARANTEE PROGRAM.)

                                                                   EXHIBIT B to
                                                  COMMON STOCK PURCHASE WARRANT

                                   ASSIGNMENT

          FOR VALUE RECEIVED, and subject to compliance with applicable securities laws and payment of any applicable transfer taxes, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.0001 per share ("Common Stock") of EVCI CAREER COLLEGES INCORPORATED ("EVCI") represented by the Warrant dated ______________, with respect to the number of shares of Common Stock set forth below:

                                                                No. of
NAME OF ASSIGNEE                      ADDRESS                   WARRANT SHARES





and does hereby irrevocably constitute and appoint any officer of EVCI to make such transfer on the books of EVCI maintained for that purpose, with full power of substitution in the premises.



Date: ____________________

















(UNLESS WAIVED BY EVCI, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION THAT IS A MEMBER OF A RECOGNIZED MEDALLION SIGNATURE GUARANTY PROGRAM.)


                                      B-1